UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

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DPL Inc.
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On April 26, 2011, DPL Inc. issued the following communication to its employees:

AES Agrees to Purchase DPL

A Guide for DPL Employees

AES is very excited to have us become part of their company. At AES, they believe their work is vital to meeting the increasing energy demand around the globe, and providing communities and countries with the capability to grow through the availability of reliable and responsible electric power. Joining together with AES allows us to build on what has made us successful while leveraging the benefits of being a part of a larger company.

AES was founded in 1981 when regulations in the US created an independent electricity generation marketplace. Today, AES generates power on five continents from diverse fuel sources ranging from coal to renewables such as wind, hydro, solar and biomass. AES has distribution businesses in seven countries that currently serve more than 11,500,000 customers.

AES’ acquisition of DPL is a strong statement of AES’ belief in our operations and our future potential. DPL will become an integral part of AES’ existing businesses in North America going forward. Being a part of AES opens up to DPL an extensive global network of technical expertise and resources.

QUESTION AND ANSWER

General Questions

What kind of company is AES?

AES is a Fortune 500 global power company with generation and distribution businesses. AES has operations on five continents in 28 countries that generate power from diverse fuel sources from coal to gas to renewables such as wind, hydro, solar and biomass. Its distribution businesses in Argentina, Brazil, Cameroon, El Salvador, Kazakhstan, the Ukraine and the US serve more than 11,500,000 customers. AES’ workforce of 29,000 people is committed to operational excellence and meeting the world’s changing power needs.

Why did AES agree to purchase DPL?

As a company, AES is focused on growth and extending its presence in markets around the world that represent good opportunities for the company. AES currently operates 14 distribution businesses around the world and have demonstrated that they know how to operate them and serve their customers well. AES believes that DPL adds to its portfolio in the US and sees opportunities to create value for both DPL’s and AES’ customers and shareholders.

Coming Together

What happens next?

The first thing we need to do is gain the necessary approvals required to complete the purchase of DPL. The transaction is subject to the approval of DPL shareholders, the Public Utilities Commission of Ohio (PUCO) and the Federal Energy Regulatory Commission (FERC), and the antitrust review under the Hart-Scott-Rodino Act.

Who will run the company up until close?

DPL management will continue to run the company’s day to day business and operations up until close, however DPL will consult with AES on major issues, expenditures and filings.

A transition committee is being put in place consisting of two members appointed by DPL and three members appointed by AES. The committee’s tasks will include monitoring compliance with the terms of the agreement and liaising with DPL’s and AES’ management teams regarding the transaction and making recommendations to the parties with respect to decisions that may be required in advance of the closing. This committee will be named in the upcoming weeks.

What other activities will happen during this time?

While moving towards gaining the necessary approvals, DPL and AES people will begin to work together to map out the steps required for us to integrate the companies.

Will there be any impact on the DPL current executive team?

DPL management will remain in place until at least the closing of the merger.  AES will discuss with the current executive team their role in the company post closing.

What can I do to help?

These efforts will require a close level of cooperation and collaboration by everyone. People will be working across all areas to ensure that you understand the role you play and help you stay informed about the progress we’re making.

What is the timeline for the acquisition to be complete?

We expect the transaction to close in six to nine months.

Integrating DPL into AES

What will happen following the approval and close of AES’ purchase of DPL?

Immediately following the transaction close, DPL headquarters will remain in Dayton and the company will continue to run as its own business and will serve its distribution customers with the same name, DP&L. Building on the work done by both teams during the approval process, we’ll continue working on the integration.

What kind of company will DPL be following the completion of the transaction?

At the completion of the transaction, DPL will be a wholly-owned subsidiary of AES.

Will DPL adopt a new company name?

In accordance with the agreement, DP&L will retain its name for at least two years after the completion of the merger.

What will happen to the DPL’s corporate headquarters?

There is no decision at this point in time to change the location of DPL’s headquarters.

My Career and Benefits

What is it like to work at AES?

AES describes the work experience at the company as follows: At AES, people share a passion to help continue to meet the world’s increasing energy needs while providing communities and countries the capability to grow through the availability of reliable and responsible electric power. As the company works towards its vision of becoming the world’s leading power company, its values are at the core of every action they take — putting safety above all else, acting with integrity, honoring commitments, striving for excellence in all that they do, and having fun through work. The 29,000 AES people around the world live these values and know that building and operating a successful energy business requires analysis, planning, coordination and hard work on many fronts. AES works together across businesses and functions to collaborate, take on difficult tasks, initiate new processes and solve problems. AES values its collective knowledge and skills globally, and strive to leverage it to the fullest extent possible.

What career opportunities are available to me as an AES person?

AES offers flexible and wide-ranging career opportunities within the company. Individuals that want to work in different cultures and countries, or gain experience in a variety of energy technologies or business disciplines have the possibility to do so. AES understands that people’s career aspirations can vary and offer many fulfilling ways to grow and develop through online and offline training offerings.

Will there be employee reductions?

AES has generally committed to no involuntary workforce reductions through 2013.

How will Local 175 employees be impacted by this merger?

Compensation, benefits and other work conditions are mutually agreed to through a collective bargaining process (The Compact). AES has agreed to honor or cause to be honored the current Compact as is through its expiration period of October 31, 2011.

If I am a current retiree, will my benefits change?

A retiree’s pension will not be impacted by this merger.  Other retiree benefits (life and medical, where applicable) are not anticipated to be changed at this time.

How will the merger impact management employee compensation and equity programs?

For at least two years following the merger, the agreement provides that management compensation and employee benefits, exclusive of equity-based compensation or benefits, will be comparable in the aggregate to that which is provided by DPL at the time of merger.

How will the merger impact our retirement programs?

For people who joined the company before January 1, 2011, the DPL retirement income plan benefits for management will remain in place through 2013 at a minimum. This will allow employees who currently participate in the program to continue to accrue pension benefits through that time frame.  All employees who are vested in the pension program will have a right to their pension upon retirement or at age 65.

How will the merger impact our medical health benefits?

AES and DPL offer similar benefit arrangements.  AES will ultimately decide whether to continue the DPL plans or roll DPL employees into its medical plans.

What happens to the Management Long Term Incentive Plan (LTIP) for those employees who currently participate in this program?

If the merger does not close before 12/31/11, the 2009-2011 MLTIP cycle that will end this year will be calculated based on the performance parameters established at the beginning of the cycle.  This may or may not provide a payout.  Once the merger is completed, all cycles outstanding that have not been completed will be cashed out on a pro-rated basis.

How will my ESOP DPL shares be affected?

Once the merger is completed, ESOP shares will be converted to cash and will be held in your plan account.

Next Steps

How can I stay informed about what is going on?

We are committed to keeping everyone informed during the approval and integration process, and will share additional information with you as we can. If you have specific questions, you will be able to ask the transition team, which will be announced in the coming weeks.

Forward Looking Statements

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements relating to the proposed merger transaction between DPL Inc. (“DPL”) and The AES Corporation (“AES”) and the expected timing and completion of the transaction. Words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “will,” “should,” “may,” and other similar expressions are intended to identify forward looking statements.  Such statements are based upon the current beliefs and expectations of DPL’s management and involve a number of significant risks and uncertainties, many of which are difficult to predict and are generally beyond the control of DPL and AES.  Actual results may differ materially from the results anticipated in these forward-looking statements.  There can be no assurance as to the timing of the closing of the transaction, or whether the transaction will close at all.  The following factors, among others, could cause or contribute to such material differences:  the ability to obtain the approval of the transaction by DPL’s shareholders; the ability to obtain required regulatory approvals of the transaction or to satisfy other conditions to the transaction on the terms and expected timeframe or at all; transaction costs; economic conditions; a material adverse change in the business, assets, financial condition or results of operations of DPL; a material deterioration in DPL’s retail and/or wholesale businesses and assets; and the effects of disruption from the transaction making it more difficult to maintain relationships with employees, customers, other business partners or government entities.  Additional factors that could cause DPL’s results to differ materially from those described in the forward-looking statements can be found in the periodic reports filed with the Securities and Exchange Commission and in the proxy statement DPL intends to file with the Securities and Exchange Commission and mail to its shareholders with respect to the proposed transaction, which are or will be available at the Securities and Exchange Commission’s Web site (http://www.sec.gov) at no charge.  DPL assumes no responsibility to update any forward-looking statements as a result of new information or future developments except as expressly required by law.

Additional Information

This communication is being made in respect of the proposed merger transaction involving DPL and AES.  Information concerning the proposed merger transaction, including a copy of the merger agreement, is included in DPL’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 20, 2011.  In connection with the proposed transaction, DPL will file with the Securities and Exchange Commission a proxy statement and will mail the proxy statement to its shareholders.  Shareholders are encouraged to read the proxy statement regarding the proposed transaction in its entirety when it becomes available because it will contain additional important information about the transaction.  Shareholders will be able to obtain a free copy of the proxy statement, as well as other filings made by DPL regarding DPL, AES and the proposed transaction, without charge, at the Securities and Exchange Commission’s Internet site (http://www.sec.gov).  These materials can also be obtained, when available, without charge, by directing a request to DPL, at communications@dplinc.com.

DPL, AES and their respective executive officers, directors and other persons may be deemed to be participants in the solicitation of proxies from DPL’s shareholders with respect to the proposed transaction.  Information regarding the officers and directors of DPL is included in its Annual Report on Form 10-K for the year ended December 31, 2010 and DPL’s notice and proxy statement for its recently postponed annual meeting of shareholders, which were filed with the Securities and Exchange Commission on February 18, 2011 and March 18, 2011, respectively.  Other information regarding the participants in the solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the Securities and Exchange Commission in connection with the proposed transaction and the rescheduled annual meeting of shareholders, which will be held at a date to be determined by DPL’s board of directors.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.  No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.